EXHIBIT 10.3

                     AMENDMENT NO. 2 TO INVESTMENT AGREEMENT

          AMENDMENT NO. 2 (this "Amendment"), dated as of March 10, 2006, to the Investment Agreement (the "Investment Agreement"), dated as of February 17, 2006, by and between FluoroPharma, Inc. and QuantRx Biomedical Corporation. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Investment Agreement.

                                    RECITALS:

          WHEREAS, the Company and the Investor have entered into the Investment Agreement;

          WHEREAS, pursuant to and in accordance with Section 9.07 of the Investment Agreement, the Company and the Investor wish to amend the Investment Agreement as set forth in this Amendment;

          NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Company and the Investor agree as follows:

          Section 1. Amendment to the Agreement. (a) Section 2.01 of the Investment Agreement is hereby amended by adding at the end of the first sentence, "in addition, at the Closing the Company shall issue 46,170 shares of Common Stock at the price of $1.43 per share for a total of $66,023.10."

          Section 2. Entire Agreement. This Amendment constitutes the entire agreement of the Company and the Investor with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and the Investor with respect to the subject matter hereof. Except as amended by this Amendment, the Investment Agreement shall continue in full force and effect.

          Section 3. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).


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          IN WITNESS WHEREOF, the Company and the Investor have caused this
Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                   QUANTRX BIOMEDICAL CORPORATION

                                   By: /s/ Walter Witoshkin
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                                   Title:
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                                   FLUOROPHARMA, INC.

                                   By: /s/ David Elmaleh
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                                   Title:
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